Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL
OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of International Fight League, Inc. (the “Company”), on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jay Larkin, President and Interim Chief Executive Officer of the Company, and Michael C. Keefe, Executive Vice President and Acting Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods referred to in the Report.

/s/  Jay Larkin
Jay Larkin
President and Interim Chief Executive Officer

/s/  Michael C. Keefe
Michael C. Keefe
Executive Vice President and Acting Principal
Financial Officer

Date: April 14, 2008

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